Exhibit 23.1

MANOHAR CHOWDHRY & ASSOCIATES

Chartered Accountants	#27, Subramaniam Street	Phone: +91-44-4290 3333
	Abiramapuram, Chennai 600 018	Fax: +91-44-4290 3350
	India	web: www.mca.co.in

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 2013, relating to the standalone and consolidated financial statements as of and for the fiscal year ended March 31, 2013 of KM Wedding Events Management, Inc.

Also, We hereby consent to the use in this Registration Statement of Form S-1 of our report dated November 1, 2013, relating to the interim condensed standalone and interim condensed consolidated financial statements as of and for the period ended June 30, 2013 of KM Wedding Events Management, Inc. Such unaudited interim condensed standalone and consolidated financial statements are reviewed by applying limited procedures. Accordingly, the degree of reliance on such report should be restricted in the light of the limited nature.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

Manohar Chowdhry & Associates

Chennai, Tamil Nadu, India

November 14, 2013